Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and

(ii) would likely cause competitive harm to the registrant if publicly disclosed.

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) is made on the 8th day of December, 2022 (the “Effective Date”) by and between Sharps Technology, Inc., a Nevada corporation, with a principal business address at 105 Maxess Road, Suite 124, Melville, NY 11747 (the “Supplier”) and Nephron Pharmaceuticals Corporation, a Florida corporation, and Nephron SC, Inc., a South Carolina corporation, with a principal business address at 4500 12th Street Extension, West Columbia, SC 29172 (collectively, the “Distributor”).

PREAMBLE

The Supplier manufactures and sells the Products listed in Paragraph 1 (the “Products”). The Distributor wants to obtain the Products, on consignment, from the Supplier for resale in the geographic areas defined in Paragraph 2 (the “Territory”). The Supplier wants to appoint the Distributor as its exclusive distributor of the Products in the Territory. The Distributor also desires this appointment, subject to the terms and conditions set forth in this Agreement, including any exhibits or schedules attached.

In consideration of the foregoing, and of the mutual benefit contained herein, the Parties, intending to be legally bound, agree as follows:

Products

1. The Products made and provided by the Supplier, on consignment, to the Distributor for distribution hereunder are as follows:

See Schedule I attached hereto and incorporated herein by reference.

Territory

2. The rights granted to the Distributor hereunder are granted for the following geographical areas:

The United States and its Territories.

Distribution of Products

3. The Supplier hereby appoints the Distributor as its exclusive distributor for the term of this Agreement for the sale and distribution of the Products in and throughout the Territory. The Distributor will maintain, or cause to be maintained, sales staff for the distribution of the Products handled by the Distributor.

4. The Distributor will use its best efforts to promote the sale and distribution of the Products.

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5. The Supplier will not ship the Products, or any other products with the same of similar trademark, signature, or identification anywhere on the package, to the Territory except under the order or direction of the Distributor. The Supplier will refer any orders or inquiries about the Products it may receive for shipment to the Territory, or orders intended for eventual shipment to the Territory, to the Distributor.

6. The Supplier will promptly and to the best of its ability fill all orders for the Products from the Distributor; provided, however, Supplier will use its best effort to maintain a thirty (30) day supply of the Products on hand at the Distributor’s location listed in the first paragraph hereof.

7. The Distributor will discuss any proposed changes to the distributor network with the Supplier at least thirty (30) days prior to any such change.

Pricing

8. The price of shipping Products to the Distributor will be based on the cost of delivery to the Distributor’s warehouse. Supplier will cover the cost of delivery of Products to Distributor.

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10. Any price increases for the Products will be negotiated between the Supplier and Distributor at least thirty (30) days prior to the increase’s implementation.

11. In the event of a price increase, the Distributor can order one month’s supply of the Products at the existing price prior to the increase.

12. The Distributor and Supplier shall agree initially and on a quarterly basis, or more frequently if required, the price customers will pay for the Products. The initial price for the Products shall be set forth on Schedule I.

Terminating the Agreement

13. This Agreement has a term of two years commencing on the Effective Date and concluding on the date which is two (2) years later. It shall thereafter continue in effect unless either party notifies the other of its desire to terminate the Agreement.

14. At any time and for any reason, either party can terminate this Agreement after thirty (30) days’ notice.

15. In the event of a breach of any of the Agreement’s terms and provisions, either party can terminate the Agreement by providing 90 days written notice. This notice must explain the breach that led to the termination. If the offending party fixes the claimed breach within 90 days, the notice of termination will be void and the Agreement will continue in full force and effect.

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16. The Supplier has the right to terminate this Agreement with 60 days written notice in the event that the Distributor:

a)	Is declared bankrupt or enters a voluntary petition for bankruptcy or in any way enters into a compromise or agreement for the benefit of creditors

b)	Fails to meet at least [Percentage] percent of the mutually agreed upon sales performance goals set force in the document attached hereto and made a part hereof

c)	Fails to maintain a good standing in all Federal and state licenses and permits necessary for conducting its business

d)	Changes or is affected by a change in the majority ownership of its business

17. Upon the Agreement’s termination, the Supplier can repurchase or cause its successor to purchase the Distributor’s existing inventory of Supplier’s Products at the Distributor’s laid-in cost, providing the Distributor has stored and maintained the Products in a saleable condition

General Clauses

18. The Supplier shall promptly supply the Distributor will any and all authorizations required by any governmental authority in connection with the sale and distribution of the Products in the Territory, as requested by the Distributor, so long as the Supplier is responsible for obtaining or maintaining these authorizations.

19. The Distributor shall promptly supply the Supplier with available sales and depletion reports and details of all promotional and sampling initiatives concerning the Products.

20. The Supplier warrants and agrees all shipments of the Products sold or shipped under the Agreement will be of first quality and adherent to all regulations in effect in the Territory.

21. The Supplier will, upon demand, prepare documents and perform acts as required to prevent any products labeled in imitation or simulation of the Products from being distributed in the Territory.

22. This Agreement is the entire agreement between the parties. Neither party has made representations or promises to the other party that are not outlined in this Agreement.

23. This Agreement cannot be altered orally. All modifications must be set forth in writing.

24. No waiver of a breach of the terms of this Agreement will be effective unless it’s made in writing. No such waiver shall be deemed a waiver of any other existing or subsequent breach.

25. All notices must be sent prepaid by registered mail or facsimile addressed to the respective parties at the address stated above, unless alternative arrangements have been made in writing.

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26. All this Agreement’s provisions are made subject to applicable laws, rules, regulations, and requirements of the Government of the United States of America or agencies of said Government, and in the performance of this Agreement, each party hereto agrees to comply therewith.

27. This Agreement is a South Carolina contract and is thus governed by and construed in accordance with the laws of the state of South Carolina.

28. Any controversy or claim arising from or related to this Agreement or a breach thereof will be settled by arbitration in South Carolina in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) will be final and binding upon the parties hereto.

29. If arbitration is required to enforce or interpret a provision of this Agreement, or otherwise arises with respect to this Agreement’s subject matter, the prevailing party is entitled, in addition to, other rights and remedies it may have to reimbursement for expenses incurred due to that action, such as court costs, reasonable attorney fees, etc.

30. This Agreement shall not be assigned by either party hereto.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the day and year first above written.

SUPPLIER	DISTRIBUTOR:

Sharps Technology, Inc.	Nephron Pharmaceuticals Corporation

By:	By:
Name:	Name:	Lou Wood Kennedy
Its:	Its:	President and CEO

Nephron SC, Inc.

By:
	Name:	Lou Wood Kennedy
	Its:	President and CEO

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